Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement No. 333-112530 on Form S-3,

•	Registration Statement No. 333-100558 on Form S-8,

•	Registration Statement No. 333-88143 on Form S-8,

•	Registration Statement No. 333-88145 on Form S-8,

•	Registration Statement No. 333-34938 on Form S-8,

•	Registration Statement No. 333-88587 on Form S-3,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-88143 on Form S-8,

•	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8,

•	Amendment No. 1 to Registration Statement No. 333-112530 on Form S-3;

of our report dated March 19, 2008, with respect to the financial statements of CG-OMNOVA Decorative Products (Shanghai) Co., Ltd., included in this Annual Report (Form 10-K/A Amendment No. 1) of OMNOVA Solutions Inc. for the year ended November 30, 2007.

/s/ Ernst & Young Hua Ming

Shanghai, the People’s Republic of China

March 19, 2008